EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-78427 of Perry Ellis International, Inc. on Form S-4 of our report on the financial statements of the John Henry and Manhattan Business dated June 4, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


New York, New York
June 30, 1999